UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
By press release dated April 28, 2015, the Company announced its financial results for the three months ended April 5, 2015. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 of Form 8-K and the Exhibits 99.1 & 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.
In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, adjusted earnings per share (EPS), and proforma revenue, and proforma adjusted EPS. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. We also believe this free cash flow definition does not have any material limitations. EBIT (defined as net income plus interest expense, net, plus provision for income taxes), EBITDA (defined as net income plus interest expense, net, plus provision for income taxes, plus depreciation and amortization), adjusted operating income (defined as operating income, excluding the impact of restructuring related inventory, impairment and special charges/gains), adjusted net income (defined as net income, excluding the impact of restructuring related inventory, impairment and special charges/gains, net of tax), adjusted EPS (defined as earnings per common share, excluding restructuring related inventory, impairment and special charges/gains, net of tax), proforma revenue, proforma adjusted EPS (defined as revenue and adjusted EPS excluding 2 divested businesses and foreign subsidiary amounts converted at current exchange rates) are provided because management believes these measurements are useful for investors and financial institutions to analyze and compare companies on the basis of operating performance. Management believes proforma non-GAAP measures are important for investors to consider when evaluating the outlook of future Company performance. Free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, adjusted EPS, proforma revenue, and proforma EPS are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, adjusted EPS, and proforma revenue and proforma EPS as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, proforma revenue, proforma EPS, and adjusted EPS to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release in Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release regarding Earnings, Dated April 28, 2015
99.2	First Quarter 2015 Investor Review Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015                     CIRCOR INTERNATIONAL, INC.

/s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer